EXHIBIT 21
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                                      SUBSIDIARIES

Owned By                                               Jurisdiction of
Registrant                                              Incorporation         Percentage
- ----------                                              -------------         ----------
DCA Medical Services, Inc.(1)                           Florida                  60.6%

DCA of SO. GA., LLC(2)                                  Delaware                 42.4%

DCA of Vineland, LLC(4)                                 New Jersey               30.9%

Dialysis Corporation of America                         Florida                  60.6%

Dialysis Services of NJ, Inc. -
         Manahawkin(3)                                  New Jersey               48.5%

Dialysis Services of NJ, Inc. -
         Toms River(1)*                                 New Jersey               48.5%

Dialysis Services of PA., Inc. - Carlisle(3)            Pennsylvania             48.5%

Dialysis Services of PA., Inc. - Chambersburg(3)        Pennsylvania             48.5%

Dialysis Services of PA., Inc. - Lemoyne(1)             Pennsylvania             60.6%

Dialysis Services of PA., Inc. - Wellsboro(1)           Pennsylvania             60.6%

Renal Services of Pa., Inc.(1)*                         Pennsylvania             60.6%

DCA of Homerville, LLC(1)                               Delaware                 60.6%

DCA of Fitzgerald, LLC(1)                               Georgia                  60.6%

Lytton Incorporated(5)                                  Ohio                     71.3%

Techdyne, Inc.                                          Florida                  71.3%

Techdyne (Europe) Limited(5)                            Scotland                 71.3%

Techdyne (Livingston) Limited(5)                        Scotland                 71.3%
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* inactive

(1)      Owned 100% by Dialysis Corporation of America.
(2)      Owned 70% by Dialysis Corporation of America.
(3)      Owned 80% by Dialysis Corporation of America.
         Group, Inc.
(4)      Owned 51% by Dialysis Corporation of America.
(5)      Owned 100% by Techdyne, Inc.